Exhibit 10(f)-3
EASTERN


To:        Barclays Bank Plc, as Agent under the Guarantee and
           Indemnity referred to below.

Copied The Banks and the Participants referred to below and, where applicable, their respective successors and permitted assigns.


                                                               11 March 1999



Dear Sirs

EASTERN MERCHANT PROPERTIES LIMITED ("EMPL")
--------------------------------------------
RENT FACTORING TRANSACTION (THE "RFI") DATED 28TH OCTOBER 1996
--------------------------------------------------------------

1.   INTRODUCTION

     We refer to the Consent Letter dated 17th July 1998 addressed by us to Barclays Bank Plc in relation to the Guarantee and Indemnity dated 28th October 1996 (as amended and restated) relating to the RFT, in which the consent of the Banks (as defined in the Guarantee and Indemnity) and the Participants (as defined in the Deed of Assignment of Rents dated 28th October 1996 relating to the RFT) to certain changes to the terms of the Guarantee and Indemnity was requested. As used in this letter, the expression "Guarantee and Indemnity" means the above Guarantee and Indemnity as amended and restated to date, including by the above Consent Letter.

     By this letter, we request certain amendments to be made to the Guarantee and Indemnity.

2.   BACKGROUND

(a) The Consent Letter, as approved by the Banks and the Participants, made certain amendments to the Guarantee and Indemnity, including the insertion of two new financial covenants, a minimum net worth covenant and a gearing limit. For the purposes of both covenants, a new definition - "Adjusted Consolidated Tangible Net Worth" - was introduced and for the purposes of the gearing limit a new definition of "Total Consolidated Net Borrowings" was also introduced. Unfortunately, in this process two errors were made:

     (i) Paragraph (g) of the definition of Adjusted Consolidated Tangible Net Worth should have given rise to a deduction in respect of "any indebtedness OWED by (i) The Energy Group PLC (now called Energy Holdings (Number 3) Limited), (ii) a TU Company (as defined) or (iii) Texas Utilities Company or any company, partnership or person of which a TU Company is a diret or indirect Subsidiary Undertaking [as defined] or any other direct or indirect Subsidiary Undertaking of any such company, partnership or person, in each case to any member of the Group (as defined)". A typgraphical error was made by using the word "owned" instead of the word "owed" highlighted above.

     (ii) For the purposes of the gearing limit, the expression "Total Consolidated Net Borrowings" was introduced, defined as the aggregate principal amount of all Borrowings (as already defined)


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          of the Group less Cash (as  defined).  This new  definition  thus worked in part off an existing definition (Borrowings) but erred in doing so without qualification.

          This is because Borrowings as already defined included, as a deemed Borrowing under paragraph (g) of the definition, all premium payable by EMPL to National Power Plc under the National Power headlease. Whilst this was appropriate where the expression Borrowings was used in the cross default clause (Clause 17.1(f)), it was not appropriate in the context of the new gearing covenant, given in particular the nature of the National Power headlease as an operating lease. The inclusion of lease premium as a deemed Borrowing was also inappropriate where that term was used in the context of the original borrowing restrictions (Clauses 4.1(t) and 5(d), which have now been deleted by the above Consent Letter) and the definition of Consolidated Interest, used in the interest cover covenant in Clause 4.1(q), particularly as that covenant already made specific provision for a portion of the rents payable by Eastern Merchant Generation Limited to EMPL under the Lease to be treated as interest.

(b) In the past 12 months, Eastern has taken a number of significant steps towards its objective of creating an integrated pan-European energy porfolio.

     . Purchase of 5% shareholding in Hidroelectrica del Cantabrico (fourth largest electricity company in Spain), and establishing of a joint venture energy trading and risk management company with them to operate in the deregulating Iberian market.

     . Purchase of the rights to output from two hydro power stations in Norway over a 55 year period, and formation of joint venture energy retail and trading company to operate in the Nord Pool area (Norway, Sweden and Finland). Eastern's JV partner is Lunds Energi, one of the top ten energy retailers in Sweden.

     . Formation of Compass Energy, a joint venture with Energie Noord West of Holland to retail gas in the deregulating Dutch market.

     . Establishment of development offices in Madrid, Frankfurt, Stockholm, Prague and Warsaw, to be followed by Paris and Milan.

     The purchases in Spain and Norway have added some L180 million of additional borrowing to the balance sheet of Eastern Group, although the process to replace a significant portion of this amount with non recourse borrowing is well advanced. At the same time, Eastern's Net Assets have been depleted by the upstreaming of dividends to service the debt introduced by the acquisition of Eastern by Texas Utilities Company.

     The combination of additional borrowing and reduced cash reserves has pushed Eastern close to the existing 150% gearing ceiling, which will constrain Eastern's ability to make further significant investments until non recourse refinancing creates further headroom.

     Additional headroom for expansion is included in the revised and restructured facility for Eastern's UK parent TXU Eastern Holdings Limited, that is currently in syndication. The proposed amendment is intended to create a similar effect under this Facility.

     An increase in the maximum permitted gearing limit to 200%, would enable Eastern to provide the initial finance for new investments, either from cash or short term borrowings, and create time for the arrangement of longer term non recourse refinancing.

     To address the concern of lenders towards fruther  depletion of Net Assets,
     Eastern   offers  to  increase  the  minimum  Net  Worth   requirement   to
     L1,000,000,000.

3.   AMENDMENTS REQUESTED

     We request your consent to the amendment of the terms of the Guarantee and Indemnity by:

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(a)  the  substitution  of  "owed"  for  "owned"  to  paragraph  (g) of the definition of "Adjusted Consolidated Tangible Net Worth";

(b) and by the inclusion, at the beginning of paragraph (g) of the definition of "Borrowings", of the words "(for the purposes only of Clause 17.1(f))"; and

(c)  the deletion of existing Clause 4.1(t) to be replaced with:

     "procure that:

      (i) the adjusted Consolidated Tangible Net Worth is not, at any time, less than L1,000,000,000; and

     (ii) Total Consolidated net Borrowings do not, at any time, exceed 200% of Adjusted Consolidated Tangible Net Worth".

4.   EFFECTIVE DATE

     The amendments set out above will take effect on and from the date on which the Agent confirms to each Bank and to The Royal Bank of Scotland plc, as Participation Agent for the Participants and to EMPL that all of the Banks and an Instructing Group have agreed to the matters referred to in this letter (the "Effective Date") and that all costs and expenses and the relevant fee for considering the amendments have been paid to the Agent and the Participant Agent (for the Banks and the Participants, as appropriate).

5.   SUPPLEMENTAL EFFECT

     This letter is supplemental to the Guarantee and Indemnity and, on and from the Effective Date, the terms of this letter and the terms of the Guarantee and Indemnity shall be read and construed as one document. Except as expressly amended by this letter, the Guarantee and Indemnity shall continue in full force and effect.

6.   INCORPORATION OF PROVISIONS

     The provisions of Clauses 29, 35, 37 and 41 of the Guarantee of Indemnity shall apply to this letter as if set out in full in this letter (mutatis mutandis) but as if references in those provisions to any Transaction Document were references to this letter. Capitalised terms not otherwise defined in this letter shall, where the context so permits, have the meanings given to them in the Guarantee and Indemnity.

7.   DELIVERY TO CUSTODIAN

     EMPL undertakes to deliver the executed original of this letter and its counterparts to the Custodian for retention in accordance with the terms of the Custody Deed.

8.   COUNTERPARTS

     This letter may be executed in any number of counterparts and this shall have the same effect as if all of the signatures were on a single copy of this letter.

9.   LAW

     This letter is governed by English law.


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     If you agree to the above,  please sign this letter and return a copy of it to us.

Yours faithfully


   /s/ E.J. Lean
 ........................................
Eastern Group plc



   /s/ E.J. Lean
 ........................................
Eastern Merchant Properties Limited



   /s/ E.J. Lean
 ........................................
Eastern Generation Limited



   /s/ E.J. Lean
 ........................................
Eastern Electricity plc





We agree to the amendment requested in this letter and confirm that, having received the requisite approvals from an Instructing Group and all of the Banks in accordance with Clause 31.1. of the Guarantee and Indemnity, we are authorised to sign this letter as Agent on behalf of the Banks.




   /s/ L.J. Kenworthy
 ........................................   Duly Authorized
Barclays Bank PLC as Agent

Date:  30 March 1999


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